UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2006

REHABCARE GROUP, INC.

(Exact name of Company as specified in its charter)

Delaware	0-19294	51-0265872
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7733 Forsyth Boulevard
Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 863-7422

(Company's telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective March 10, 2006, RehabCare Group, Inc. (the “Company”) entered into termination compensation agreements with Dr. John H. Short, President and Chef Executive Officer, Tom E. Davis, Executive Vice President and Chief Development Officer, Patricia M. Henry, Executive Vice President, Traditional Business, and David B. Groce, Senior Vice President, General Counsel and Corporate Secretary. With respect to Dr. Short, Ms. Henry and Mr. Davis, these agreements supersede prior termination compensation agreements between each such executive officer and the Company.

Under Dr. Short’s agreement, upon termination of employment by Dr. Short for good reason or by the Company without cause prior to a change in control, the Company will continue, for a period of 24 months after the termination date, monthly payments to Dr. Short equal to one-twelfth of the sum of his then-current annual salary and his target bonus for the year in which the termination occurs. If Dr. Short’s employment is terminated within two years after a change in control by the Company without cause or by Dr. Short for any reason, he will be entitled to a lump-sum cash payment equal to 2.99 times his then-current annual salary plus 2.99 times an amount determined by multiplying his then-current annual salary on the termination date by the greater of: (i) the average bonus percentage actually earned by Dr. Short for the five years (or such shorter period that Dr. Short was employed by the Company) prior to the change in control or (ii) his target bonus percentage for the year in which the change in control occurs. In addition, Dr. Short will also be entitled to receive an amount equal to his target bonus percentage for the year that the change in control occurs multiplied by his then-current annual salary on the termination date, prorated for the portion of the year during which he was employed by the Company.

In any of the above-described terminations, Dr. Short will also be entitled to the continuation of his health and welfare benefits for up to two years after the date of termination. In the case of a pre-change in control termination, all stock-based awards that would have become exercisable within six months of the termination date will vest and become exercisable as of the termination date and shall remain exercisable in accordance with the original terms of the grant. In the case of a change in control, all unexpired stock-based awards will vest and become fully exercisable as of the date of the change in control and will remain exercisable in accordance with the original terms of the grant. Dr. Short will also be entitled to executive-level outplacement services by a vendor selected by the Company.

Under the termination compensation agreements with each of Mr. Davis and Ms. Henry, upon termination of employment by the executive officer for good reason or by the Company without cause prior to change in control, the Company will continue, for 12 months after the termination date, monthly payments equal to one-twelfth of the executive’s then-current salary and target bonus for the year in which the termination occurs. If Mr. Davis or Ms. Henry’s employment is terminated within two years after a change in control by the executive for good reason or by the Company without cause, the executive will be entitled to a lump-sum cash payment equal to 1.5 times his or her then current annual salary plus 1.5 times his or her target bonus in the year that the change in control occurs. In addition, Mr. Davis and Ms. Henry will also be entitled to receive an amount equal to his or her target bonus percentage for the year that the change in control occurs multiplied by his or her then-current annual salary on the termination date, prorated for the portion of the year during which he or she was employed by the Company.

In any of the above-described pre-change in control terminations, Mr. Davis or Ms. Henry will also be entitled to the continuation of his or her health and welfare benefits for up to twelve months after the date of termination. In the case of a termination after a change in control transaction, Mr. Davis or Ms. Henry will be entitled to the continuation of his or her health and welfare benefits for up to eighteen months after the date of termination. In either case, the terminated officer will be entitled to executive-level outplacement services by a vendor selected by the Company.

Under the termination compensation agreement between Mr. Groce and the Company, upon termination of employment by Mr. Groce for good reason or by the Company without cause prior to a change in control, the Company will continue, for 12 months following the termination date, monthly payments to Mr. Groce equal to one-twelfth of the sum of his then-current salary and target bonus for the year in which the termination occurs. If Mr. Groce’s employment is terminated within two years after a change in control by Mr. Groce for good reason or by the Company without cause, Mr. Groce will be entitled to a lump-sum cash payment equal to one times his annual compensation plus one times his target bonus for the year in which the change in control occurs. In addition, Mr. Groce will also be entitled to receive an amount equal to his target bonus percentage for the year that the change in control occurs multiplied by his then-current annual salary on the termination date, prorated for the portion of the year during which he was employed by the Company.

In the event of any of the above described terminations, Mr. Groce would also be entitled to the continuation of his health and welfare benefits for up to twelve months after the date of termination. In connection with a change in control, all stock-based awards granted to Mr. Groce will vest and become exercisable and shall remain exercisable in accordance with the original terms of the grant.

If the value of the cash payments and the continuation or acceleration of benefits upon termination under any of the termination compensation agreements would subject the executive officer to the payment of a federal excise tax as “excess parachute payments,” the Company will be required to make an additional “gross-up” payment to cover the additional taxes owed by the officer.

Each of the agreements also contains non-compete and non-solicitation covenants that extend for one year after termination of the executive officer’s employment as well as confidentiality provisions protecting the confidential data and information of the Company.

For purposes of the termination compensation agreements, a change in control transaction is generally:

•	an acquisition by any one person or group of 30% or more of the Company’s outstanding common stock;

•	the replacement of the majority of the Company’s directors;
•	stockholder approval of a reorganization, merger or consolidation that changes the stock ownership of 50% or more of the Company’s outstanding voting stock or a majority of the Company’s directors; or
•	approval by the stockholders of a complete liquidation or dissolution of the Company or the sale of substantially all of the Company’s assets.

“Cause” generally means the executive officer’s failure to substantially perform his or her assigned duties or willful misconduct materially injurious to the Company. “Good reason” generally means the assignment of the executive officer to lesser duties, a reduction in or cancellation of his or her salary, bonus, compensation or other benefit plans, his or her relocation to a new metropolitan area, or any breach of the agreement by us.

This description of the termination compensation agreements is qualified by reference to the complete agreements that are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 1.02 – Termination of a Material Definitive Agreement.

With the execution and delivery on March 10, 2006 of the new termination compensation agreements described above in Item 1.01 for Dr. Short, Ms. Henry and Mr. Davis, the previous termination compensation agreements between each such executive officer and the Company were superseded and were of no further force or effect.

The prior agreements between the Company and Dr. Short, Mr. Davis and Ms. Henry were substantially similar in scope to their respective agreements described in Item 1.01 above in that the prior agreements set forth benefits to be paid or continued in the event of terminations of the executives employment prior to and after a change in control. Certain of the provisions of the prior agreements were changed in an attempt by the Company to standardize termination compensation program for executive officers generally and to make benefits for executive officers at the same or similar levels of responsibility equivalent.

Item 9.01	Financial Statements and Exhibits.

The following exhibits has been incorporated by reference into this Form 8-K:

10.1.

Termination Compensation Agreement dated March 10, 2006 between RehabCare Group, Inc. and Dr. John H. Short (filed as Exhibit 10.3 to RehabCare’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).

10.2.	Form of Termination Compensation Agreement dated March 10, 2006 between RehabCare Group, Inc. and either Tom E. Davis or Patricia M. Henry (filed as Exhibit 10.4 to RehabCare’s Annual

Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).

10.3.

Form of Termination Compensation Agreement dated March 10, 2006 between RehabCare Group, Inc. and David B. Groce (filed as Exhibit 10.5 to RehabCare’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2006

REHABCARE GROUP, INC.

By: /s/ David B. Groce

David B. Groce

Senior Vice President, General Counsel and Corporate Secretary

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